Exhibit 1.1

Execution Version

LTC PROPERTIES, INC.

$500,000,000
Shares of Common Stock
($0.01 par value per share)

Equity Distribution Agreement

August 6, 2026

Citizens JMP Securities, LLC 101 California Street, 17th Floor San Francisco, California 94111	RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281
KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	BTIG, LLC 65 East 55th Street New York, New York 10022
Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	Nomura Securities International, Inc. 309 West 49th Street New York, NY 10019
Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215	M&T Securities, Inc. 1 Light Street, 17th Floor Baltimore, Maryland 21202

As Agents and/or Forward Sellers (as applicable)

Citizens JMP Securities, LLC 101 California Street, 17th Floor San Francisco, California 94111	Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215
KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Royal Bank of Canada Brookfield Place, 200 Vesey Street, 8th Floor New York, New York 10281
Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019

As Forward Purchasers

Ladies and Gentlemen:

LTC Properties, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada, and Nomura Global Financial Products, Inc. (each, in its capacity as purchaser under any Forward Contract (as defined in Section 1 below), a “Forward Purchaser” or collectively, the “Forward Purchasers”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC and M&T Securities, Inc. (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares (as defined below), an “Agent” or collectively, the “Agents”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) (each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below), a “Forward Seller” or collectively, the “Forward Sellers”), as follows:

SECTION 1. Description of Shares.

Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Maximum Amount”) may be offered and sold in the manner contemplated by this Agreement upon the terms and subject to the conditions contained herein. The offering and sale of the Shares (as defined below) will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File Number 333-283158), including a base prospectus dated November 12, 2024, relating to certain securities, including the Shares, which shelf registration statement became effective upon filing under Rule 462(e) of the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares to the base prospectus included as part of such registration statement (the “Prospectus Supplement”). The Company will furnish to the Agents or the Forward Seller, as applicable, for use by the Agents or the Forward Seller, as applicable, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Shares or Forward Hedge Shares, as applicable, sold during such period pursuant to this Agreement.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Company’s knowledge,” “knowledge of the Company” and similar expressions mean the actual knowledge of any executive officer of the Company and Peter G. Lyew, Vice President and Director of Tax of the Company, and Caroline Chikhale, Executive Vice President and Chief Accounting Officer of the Company.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and contemplating the sale by the Forward Seller, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of the applicable “Master Forward Confirmation for Issuer Share Forward Sale Transactions” and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the maximum Aggregate Sales Price of the Forward Hedge Shares to be sold by the applicable Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Shares” means all Common Stock borrowed by the applicable Forward Purchaser (or its affiliate) and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 2.0%.

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided, that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Company or the applicable Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmations) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmations or (ii) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmations) occurs with respect to the Company or the applicable Forward Purchaser, then the Forward Hedge Selling Period shall, upon the Company, the applicable Forward Seller or Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 9 or Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.

“Forward Settlement Shares” means the shares of Common Stock to be delivered by the Company pursuant to the settlement of any Forward Contract.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the applicable Agents to use commercially reasonable efforts to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the maximum Aggregate Sales Price of the Issuance Shares to be sold by the applicable Agent with respect to any Issuance as specified in the Placement Notice for such Issuance.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form furnished (electronically or otherwise) to the Agents, the Forward Sellers and the Forward Purchasers for use in connection with the offering of the Shares.

“Master Forward Confirmations” means the separate Forward Contracts by and between the Company and each Forward Purchaser, including all provisions incorporated by reference therein dated on or about the date of this Agreement and as amended, restated or supplemented from time to time.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the applicable Agent or the applicable Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the applicable parties shall otherwise agree, any Forward Hedge Settlement Date (as defined below) or any Issuance Settlement Date (as defined below), as applicable.

“Trading Day” means any day which is a trading day on the NYSE.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmations.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmations; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the applicable Forward Purchaser in respect of a Trading Day on which the applicable Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by such Forward Seller on such Trading Day.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Agents or the Forward Seller outside of the United States.

Each of the Agents has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein. Each of the Forward Sellers agree with the Company and the Forward Purchasers to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchasers (or their respective affiliates) upon the terms and subject to the conditions contained herein.

SECTION 2. Placements.

(a)            Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Agent of the Company’s choice (i.e., the applicable Agent) (in the case of an Issuance) or the Forward Seller and the Forward Purchaser of the Company’s choice (i.e., the applicable Forward Seller and Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the Issuance Amount, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached as Exhibit A hereto. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B hereto, as such exhibit may be amended from time to time (with a copy to each of the other individuals from the Company listed on such schedule).

(b)            If the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) setting forth an acceptance of terms in the Placement Notice or such amended or other terms that the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, until the Company delivers to the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the applicable Agent’s or the applicable Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by the applicable Agent or the applicable Forward Seller and Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice and such Placement Notice (as amended by the corresponding Acceptance, if applicable) has been accepted in accordance with the requirements set forth above, (iv) this Agreement has been terminated under the provisions of Sections 9 and 13 or (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to such termination (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). It is expressly acknowledged and agreed that neither the Company nor the applicable Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the applicable Agent and either (i) the applicable Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company and the applicable Forward Seller and Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)            No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold; and no Placement Notice specifying that it relates to a “Forward” may be delivered if either (i) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (ii) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Agent) that have settled, plus the aggregate Capped Number of shares of Common Stock under all Forward Contracts then outstanding or to be entered into between the Company and the applicable Forward Purchaser and any Forward Contracts then outstanding between the Company and any Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)            Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties.

SECTION 3. Sale of Shares.

(a)            Subject to the terms and conditions set forth below, the Company appoints the Agents as sales agents in connection with the offer and sale of Issuance Shares relating to Issuances entered into hereunder. Upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The applicable Agent will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit B (as such exhibit may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the applicable Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the amounts set forth in Section 6(b) used to determine the amount of the Net Proceeds (as defined in Section 6(b)) from the Gross Proceeds (as defined in Section 6(b)) that the Agent receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Shares shall be up to 2.0% of the gross sales price of the Shares sold pursuant to the terms of this Agreement. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when the Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales.

(b)            Subject to the terms and conditions set forth below and the Master Forward Confirmations, the Company and the Forward Purchasers appoint the Forward Sellers as agents of the Forward Purchasers in connection with the offer and sale of the Forward Hedge Shares relating to Forwards entered into hereunder. Upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the applicable Forward Purchaser (or its affiliate) will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The applicable Forward Seller will provide written confirmation by e-mail to all of the individuals from the Company set forth on Exhibit B (as such exhibit may be amended from time to time) and to the applicable Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the applicable Forward Purchaser in respect thereof.

(c)            No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 9 or Section 13 hereof), the applicable Forward Purchaser and the Company, absent manifest error, shall execute and deliver a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmations) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmations, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d)            Notwithstanding anything herein to the contrary, the applicable Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmations.

(e)            The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.

SECTION 4. Suspension of Sales.

The Company or the applicable Agent or the applicable Forward Seller and Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

SECTION 5. Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to the Agents, the Forward Sellers and the Forward Purchasers as of the date hereof and as of each Representation Date (as defined in Section 7(n)) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time, as of the date each Placement Notice is effective and as of each Settlement Date, and agrees with the Agents, the Forward Sellers and the Forward Purchasers, as follows:

(i)            Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act ) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(ii)            Registration Statement and Prospectuses. The Company has filed, in accordance with the provisions of the Securities Act, with the Commission an automatic shelf registration statement on Form S-3 (File Number 333-283158), including a Base Prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, which shelf registration statement became effective upon filing under Rule 462(e) of the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. The Registration Statement became effective under Rule 462(e) under the Securities Act on November 12, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued under the Securities Act and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has filed or will file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains, or will contain, as of its date, all information required by the Securities Act and the rules thereunder, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement, the Prospectus and the offer and sale of the Shares meet the requirements of Rule 415(a)(1)(x) under the Securities Act (including, without limitation, Rule 415(a)(5)). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the effective date of the Registration Statement or the filing date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the filing date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent that the Registration Statement is not available for the offer and sales of the Shares as contemplated by this Agreement and the Company elects to continue the sales of Shares under this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. Upon the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S 3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Agents and the Forward Sellers pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective with the requirements of the Securities Act. The Prospectus complied in all material respects at the time it was filed with the Securities Act. The Prospectus delivered to the Agents and the Forward Sellers for use in connection with the transactions contemplated by this Agreement and the Master Forward Confirmations was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(iii)           Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Agents and the Forward Sellers pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus when considered together with the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers expressly for use therein, it being understood and agreed that, as of the date hereof, the name of the Agents, the Forward Sellers and the Forward Purchasers in the Registration Statement and the Prospectus constitute the only information furnished in writing by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers for use in the Registration Statement and the Prospectus (collectively, the “Counterparty Information”). In the event that, at a later date, the parties hereto agree in writing that any additional information shall constitute Counterparty Information, such information shall automatically be incorporated into Section 5(a)(iii) of this Agreement as Counterparty Information.

(iv)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(v)            Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(vi)           Actively Traded Security. The shares of Common Stock are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(vii)          Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmations and any Supplemental Confirmation, and the Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to be so qualified and in good standing would (A) have a material adverse effect upon the business, condition (financial or otherwise), results of operations, management, properties or prospects of the Company and each of its direct and indirect subsidiaries (the “Subsidiaries”), taken as a whole, (B) result in the delisting of shares of Common Stock from the NYSE, or (C) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (A), (B) and (C) above, a “Material Adverse Effect”).

(viii)         Good Standing of Subsidiaries. Each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, except where the failure to be in good standing would not result in a Material Adverse Effect, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification and in which the failure to be so qualified and in good standing would have a Material Adverse Effect. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than those subsidiaries listed on Exhibit E hereto.

(ix)           Accuracy of Descriptions. The statements in the Registration Statement and the Prospectus under the headings “General Description of the Offered Securities,” “Description of Our Common Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(x)            Capitalization. The information contained in the line items “Common Stock” and “Preferred Stock,” if applicable, set forth in the Company’s audited consolidated balance sheet as of December 31, 2025 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and there has been no material change in such information since December 31, 2025 or the Company’s then most recently completed quarter or fiscal year; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; all the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement and the Prospectus or would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as described or contemplated in the Registration Statement and the Prospectus or pursuant to the stock-based compensation plans of the Company and its Subsidiaries, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act.

(xi)           Registration Rights. Except as set forth in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(xii)          Listing on NYSE. As of each Settlement Date, the Shares to be sold by the Company from time to time hereunder and the Forward Settlement Shares will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(xiii)         Authorization and Description of Shares. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. Prior to the delivery of any Placement Notice relating to a Forward, the maximum number of Forward Settlement Shares to be issued pursuant to the applicable Forward Contract have been or will be duly authorized and reserved for issuance and sale pursuant to such Forward Contract and, when issued and delivered by the Company pursuant to the Forward Contract, against payment of the consideration set forth therein (which may include net share settlement), will be validly issued and fully paid and non-assessable. The issuance of the Shares and the Forward Settlement Shares is not or will not be, as applicable, subject to the preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xiv)         Authorization of Agreement. The Company has full corporate power and authority to enter into and perform this Agreement and the Master Forward Confirmations. This Agreement and each of the Master Forward Confirmations has been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company. This Agreement and each of the Master Forward Confirmations constitute a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company and, upon authorization, execution and delivery of the “Supplemental Confirmation” by the applicable Forward Purchaser, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xv)          Investment Company Act. Neither the Company nor any Subsidiary is, or after giving effect to the issuance and sale of the Shares or the Forward Settlement Shares, the application of the proceeds as described in the Registration Statement and the Prospectus, and the consummation of the transactions contemplated by the Master Forward Confirmations and each “Supplemental Confirmation” under the Master Forward Confirmations will be, an “investment company” under the Investment Company Act of 1940, as amended.

(xvi)         Absence of Violations, Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation or default of (A) any provision of its charter, bylaws or other organizational or governing documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable (each, a “Governmental Entity”), except, in the case of clauses (B) or (C) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of each of this Agreement and the Master Forward Confirmations by the Company, and the execution, delivery and performance of each “Supplemental Confirmation” under the Master Forward Confirmations by the Company, and in each case their consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the Company’s issuance and sale of the Shares from time to time pursuant to this Agreement and the issuance of the Forward Settlement Shares, as applicable, and its use of the net proceeds from the sale of the Shares and the Forward Settlement Shares as described in the Prospectus under the caption “Use of Proceeds”), do not and will not, whether with or without the giving of notice or passage of time or both, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (A) the charter or bylaws of the Company or the organizational or other governing documents of any of its Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, franchise, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any Governmental Entity, except, in the case of clauses (B) or (C) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xvii)        Absence of Further Requirements. No consent, approval, authorization, filing with or order of any Governmental Entity is required for the performance by the Company or any Subsidiary of its obligations under this Agreement or the Master Forward Confirmations, as supplemented by each Supplemental Confirmation, in connection with its offering, issuance or sale of the Shares hereunder or the Forward Settlement Shares or its consummation of the transactions contemplated by this Agreement and the Master Forward Confirmations, as supplemented by each Supplemental Confirmation thereunder, except such as have been obtained under the Securities Act or such as may be required under the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)       Financial Statements; Non-GAAP Financial Measures. The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xix)          Absence of Proceedings. Except as set forth in the Registration Statement and the Prospectus and any document that is incorporated by reference therein, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or involving any property of the Company or its Subsidiaries, before any Governmental Entity, which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Master Forward Confirmations, any “Supplemental Confirmation” under the Master Forward Confirmations or the performance by the Company and its Subsidiaries of their obligations hereunder or thereunder.

(xx)           Property. (A) The Company or its Subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all of the properties described in the Registration Statement and the Prospectus, as owned or leased by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon (the “Properties” and individually, a “Property”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except those (1) that are disclosed in the Registration Statement and the Prospectus, (2) that do not materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary, or (3) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, all of the leases and subleases of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (C) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, the mortgages and deeds of trust encumbering the Properties described in the Registration Statement and the Prospectus are not convertible into debt or equity securities of the Company and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its Subsidiaries; (D) neither the Company nor any of its Subsidiaries is in default under any of the mortgages or deeds of trust, nor has an event occurred which with the delivery of notice and passing of a cure period would become a default under any mortgage or deed of trust, except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect; (E) a Subsidiary holds a valid owner’s policy of title insurance for each Property insuring such Subsidiary as the fee title owner or the leasehold titleholder, and the Company and/or its Subsidiaries has the benefit of such title insurance policies, except where the failure to maintain such title insurance would not have a Material Adverse Effect; and (F) neither the Company nor any of its Subsidiaries is in default under any ground lease, nor to the knowledge of the Company, has an event occurred which with delivery of notice and passing of a cure period would become a default under any ground lease, except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

(xxi)          Title to Personal Property. Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (B) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii)         Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiii)        Mortgages; Deeds of Trust. (A) The Company or its Subsidiaries have lawful first priority mortgages or deeds of trust (the “Mortgages” and individually, a “Mortgage”) on all of the properties described in the Registration Statement and the Prospectus, and any document that is incorporated by reference therein, as being the subject of mortgages or deeds of trust held by them; (B) each of the Mortgages constitutes a legally valid and binding obligation of the Subsidiary party thereto, and to the knowledge of the Company, each of the borrowers party thereto, enforceable against such Subsidiary and such borrowers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (C) except as disclosed in the Registration Statement and the Prospectus, no Subsidiary or borrower is in default under any Mortgage, nor to the knowledge of the Company has an event occurred which with delivery of notice and passing of a cure period would become a default under any Mortgage, where such default would reasonably be expected to have a Material Adverse Effect.

(xxiv)        Independent Accountants. To the knowledge of the Company, the accountants who certified the financial statements and related schedules of the Company, filed with the Commission as part of, or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(xxv)         Payment of Taxes. The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(xxvi)       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. To the knowledge of the Company, the tenants of the Properties (each, a “Tenant”) and the borrowers under the Mortgages (each, a “Mortgagee”) are insured against such losses and risk with respect to the Properties or such properties that are the subject of Mortgages, as applicable, and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the failure of any Tenant or Mortgagee to be so insured, singly or in the aggregate with failures of other Tenants or Mortgagees to be so insured, would not reasonably be expected to have a Material Adverse Effect.

(xxvii)            Restrictions on Distributions. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement and the Prospectus.

(xxviii)            Possession of Licenses and Permits. The Company and its Subsidiaries possess all valid and current licenses, certificates, permits and other authorizations issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, each Tenant and each Mortgagee has all necessary licenses, permits, authorizations, consents and approvals, and possesses valid and current certificates, and is required under the applicable lease or Mortgage to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses at such Properties or at such properties that are the subject of Mortgages, as applicable, and in the case of Mortgagees own their respective properties as described in the Registration Statement and the Prospectus; to the knowledge of the Company, each Tenant and each Mortgagee has made all such filings and obtained all such authorizations, consents and approvals, if any, as required under the applicable lease or Mortgage, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, or to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no Tenant or Mortgagee is required by any applicable law to obtain accreditation or certification from any Governmental Entity in order to conduct the business at such Properties or at such properties that are the subject of Mortgages, as applicable, or in the case of Mortgagees own their respective properties as described in the Registration Statement and the Prospectus, except such accreditations and certifications as have been obtained; to the knowledge of the Company, no Tenant or Mortgagee is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Tenant or Mortgagee with respect to the Properties or such properties that are the subject of Mortgages, as applicable, or the Company or any of the Subsidiaries the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.

(xxix)            Accounting Controls and Disclosure Controls. The Company and each of its consolidated Subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)            Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxi)            Environmental Laws. Except as described in the Registration Statement and the Prospectus, the Company and its Subsidiaries, and to the knowledge of the Company, each Tenant and each Mortgagee, are (A) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxxii)            Employee Benefits. (A) The Company and each of its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its Subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”), is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), and (C), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xxxiii)             Absence of Labor Dispute. Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxxiv)            Compliance with the Sarbanes-Oxley Act. Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxxv)            Federal Tax Status. The Company qualifies as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, has so qualified for the taxable years ended December 31, 1992 through December 31, 2025 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year or, absent a change in law, any future taxable year. The Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Each of the Company’s corporate Subsidiaries (including any other Subsidiaries that have filed an election pursuant to Treasury Regulation Section 301.7701-3(c)(1)(i) to be classified as a corporation for United States federal income tax purposes) is, and upon the sale of the Shares will continue to be, a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and the regulations thereunder.

(xxxvi)      Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares and the Forward Settlement Shares from time to time as contemplated by this Agreement, the Master Forward Confirmations and each “Supplemental Confirmation” under the Master Forward Confirmations, as applicable.

(xxxvii)     Distribution of Offering Material. The Company and each of its Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Execution Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares, other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

(xxxviii)    No Finder’s Fee. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, the Master Forward Confirmations or any Supplemental Confirmation) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxix)       No Material Adverse Change in Business. Except as set forth in or contemplated in the Registration Statement and the Prospectus, since the date of the most recent financial statements included in the Registration Statement and the Prospectus, (A) there has not been any material transaction entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business, (B) none of the Company or the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, (C) there has not been any material decrease in the capital stock or any material increase in bank borrowings, mortgage loans payable, bonds payable or capital lease obligations of the Company or its Subsidiaries, (D) there has been no material decrease in consolidated stockholders’ equity of the Company, and (E) there has been no Material Adverse Effect or any event, development or circumstance that could reasonably be expected to have a Material Adverse Effect, whether or not occurring in the ordinary course of business.

(xl)           Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli)          Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlii)         No Conflict with OFAC Laws. None of the Company or any Subsidiary or, to their knowledge, any director, officer, employee, agent or affiliate thereof, is currently subject to any sanctions administered or enforced by the United States government (including, without limitation, the Office of Foreign Asset Control of the Department of the Treasury of the United States) (“Sanctions”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares or the issuance of the Forward Settlement Shares, or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any Sanctions or in any manner that will result in a violation of Sanctions or any Anti-Corruption Laws applicable to any party hereto. “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or any Subsidiary from time to time concerning or relating to bribery, corruption or money laundering.

(xliii)        Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its Subsidiaries has been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xliv)        Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and, to the knowledge of the Company, such data are accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)            Certificates. Any certificate signed by any officer of the Company and delivered to the Agents, the Forward Sellers and the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company to the Agents, the Forward Sellers and the Forward Purchasers, as the case may be, as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement.

(a)            Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance any Agent will be successful in selling Issuance Shares, (ii) no Agent will incur liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 6 and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)            Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Shares sold will be equal to (i) the aggregate offering price received by the Agent at which such Issuance Shares were sold (the “Gross Proceeds”), after deduction for (A) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (B) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company at an Issuance Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

(c)            Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided, that the applicable Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)            Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmations, upon the applicable Forward Seller’s and Forward Purchaser’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the applicable Forward Seller and Forward Purchaser of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmations (including without limitation as a result of any event described in clause (i) or (ii) of the proviso contained in the definition of Forward Hedge Selling Period), the applicable Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Shares sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser (or its affiliate) will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur liability or obligation to the Company, any Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser (or its affiliate) for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 6, and (iii) no Forward Purchaser will incur liability or obligation to the Company, any Forward Seller or any other person or entity if it does not borrow Forward Hedge Shares for any reason other than a failure by the applicable Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 6. In acting hereunder, the applicable Forward Seller will be acting as agent for the applicable Forward Purchaser and not as principal.

(e)            Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided that the applicable Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related Aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)            Denominations; Registration. The Shares shall be in such denominations and registered in such names as the Agent or the Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or the applicable Forward Purchaser, as the case may be, shall deliver the Shares, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent or the Forward Seller, as applicable, shall otherwise instruct.

(g)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (i) together with (A) all sales of Issuance Shares under this Agreement and (B) all Forward Hedge Shares sold under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued or sold under this Agreement by the Company and notified to the Agents, the Forward Sellers and the Forward Purchasers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(h)            Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of the Shares shall only be effected by or through only one of the Agents or the Forward Sellers, as the case may be, on any single given day, but in no event more than one, and the Company shall in no event request that one or more of the Agents or the Forward Sellers, as the case may be, sell the Shares on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (iii) such limitation shall not apply if, prior to any such request to sell the Shares, all Shares the Company has previously requested the Agents or the Forward Sellers to sell have been sold.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents (in the case of an Issuance) or the Forward Sellers and the Forward Purchasers (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents, the Forward Sellers and the Forward Purchasers, as the case may be, shall not be obligated to offer or sell any Shares, (i) during the 10 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), (ii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j)            If the Company wishes that the Shares be offered, sold or delivered at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (in the case of an Issuance) or the Forward Sellers and the Forward Purchasers (in the case of a Forward) (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, and obtain the consent of the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, with the officers’ certificates, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), (q), (r), (s)and (t) hereof, respectively, (iii) afford the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (i) the delivery of any officers’ certificates, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (ii) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(i), which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)            Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Shares is required to be delivered by the Agent or the Forward Seller under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act): (i) the Company will notify the Agents, the Forward Sellers and the Forward Purchasers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of the Agents, the Forward Sellers and the Forward Purchasers, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, may be necessary or advisable in connection with the distribution of the Shares by the Agent or the Forward Seller, as the case may be (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents, the Forward Sellers and the Forward Purchasers within a reasonable period of time before the filing and the Agents, the Forward Sellers and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)            Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

(c)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Sellers, the Forward Purchasers and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents, the Forward Sellers or the Forward Purchasers may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents, the Forward Sellers and the Forward Purchasers to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers or the Forward Purchasers or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents or the Forward Sellers and the Forward Purchasers, as applicable, to suspend the offering of the Shares during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents or the Forward Sellers and the Forward Purchasers, as applicable, such number of copies of such amendment or supplement as the Agents or the Forward Sellers and the Forward Purchasers, as applicable, may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents or the Forward Sellers and the Forward Purchasers, as applicable, to suspend the offering of the Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)            Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent and the Forward Seller, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares.

(f)            Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)            Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares and the net proceeds received under each Forward Contract in the manner specified in the Prospectus under “Use of Proceeds”.

(h)            Listing. During any Selling Period or any period in which the Prospectus relating to the Shares is required to be delivered by the Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)            Notice of Other Sales. During any Selling Period, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the vesting or exercise of performance stock units, options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance.

(l)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents, the Forward Sellers and the Forward Purchasers, or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request.

(m)            Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Shares sold under this Agreement, the net proceeds to the Company and the compensation payable by the Company with respect to such sales.

(n)            Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to the Agent as principal on a Settlement Date and, as promptly as possible after each of the following:

(i)            each time the Company:

(A)            files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(B)            files an Annual Report on Form 10-K under the Exchange Act;

(C)            files a Quarterly Report on Form 10-Q under the Exchange Act; or

(D)            files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(ii)            at any other time reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers (each such date of filing of one or more of the documents referred to in clauses (i)(A) through (D) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit D. The Company shall have the right in its sole discretion to suspend delivery of a certificate under this Section 7(n) for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending and the Company does not expect to deliver a Placement Notice during the period following the applicable Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Agent or the Forward Seller sells any Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(o)            Opinion of Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion and a 10b-5 statement of Reed Smith LLP, counsel for the Company, dated the date that the opinion and 10b-5 statement are required to be delivered, in the form and substance reasonably satisfactory to the Agents, the Forward Sellers, and the Forward Purchasers and of substantially the same tenor as the opinions attached hereto as Exhibit C-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion and on a prior 10b-5 statement delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)            Opinion of Maryland Corporate Counsel for the Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit C-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)            Opinion of Tax Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion of Reed Smith LLP, tax counsel for the Company, dated the date that the opinion is required to be delivered, in the form and substance reasonably satisfactory to the Agents, the Forward Sellers, and the Forward Purchasers and of substantially the same tenor as the opinions attached hereto as Exhibit C-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)            Opinion of Counsel for the Agents, the Forward Sellers and the Forward Purchasers. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion (including a 10b-5 statement) of Paul Hastings LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, dated the date that the opinion (including a 10b-5 statement) is required to be delivered, in customary form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely upon the opinion of Ballard Spahr LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(s)            Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Company shall cause its independent accountants to furnish the Agents, the Forward Sellers and the Forward Purchasers a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t)            Chief Financial Officer’s Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no suspension is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Agents, the Forward Sellers, the Forward Purchasers and their counsel, dated the date that the certificate is required to be delivered.

(u)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued or sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued or sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act. In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(v)            Compliance with Laws. The Company and the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Registration Statement and the Prospectus, and the Company and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w)            Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(x)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the Agent or the Forward Seller, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agent as principal or agent hereunder or by the Forward Seller as agent hereunder.

(y)            Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties to this Agreement and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties to this Agreement.

(z)            Qualification and Taxation as a REIT. The Company will use its commercially reasonable efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa)      Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent or the Forward Seller under the Securities Act or the Exchange Act in connection with the sale of such Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be, and each new or additional shelf registration statement or automatic shelf registration statement filed by the Company for the purpose of registering the Shares to be sold pursuant to this Agreement.

(bb)      Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Shares shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(cc)      Reservation of Shares and Forward Settlement Shares. The Company has reserved, and will reserve and keep available at all times, a number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue the Shares pursuant to this Agreement. In respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number will be reserved for issuance by the Company’s board of directors.

SECTION 8. Payment of Expenses.

(a)            Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares and the Forward Settlement Shares on the NYSE; (vi) any registration or qualification of the Shares or the Forward Settlement Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agents, the Forward Sellers and the Forward Purchasers relating to such registration and qualification in an amount together with the fees under clause (vii) not to exceed $5,000); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Agents, the Forward Sellers and the Forward Purchasers relating to such filings in an amount together with the fees under clause (vi) not to exceed $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)            Termination of Agreement. If this Agreement is terminated by the Agents, the Forward Sellers or the Forward Purchasers in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof or by the Company pursuant to Section 13(b) hereof, the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their documented out-of-pocket expenses.

SECTION 9. Conditions of the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The obligations of each of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company contained in this Agreement and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall remain effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be sold in connection with any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. None of the Agents, the Forward Sellers or the Forward Purchasers shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’, the Forward Sellers’ or the Forward Purchasers’ opinion is material, or omits to state a fact that in the Agents’, the Forward Sellers’ or the Forward Purchasers’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

(e)            Opinion of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion and 10b-5 statement of Reed Smith LLP, counsel for the Company and the, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion and 10b-5 statement are required pursuant to Section 7(o).

(f)            Opinion of Maryland Corporate Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g)            Opinion of Tax Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion of Reed Smith LLP, tax counsel for the Company, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h)            Opinion of Counsel for the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion (including a 10b-5 statement) of Paul Hastings LLP required to be delivered pursuant to Section 7(r) on or before the date on which the delivery of such opinion (including a 10b-5 statement) is required pursuant to Section 7(r).

(i)            Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(j)            Accountant’s Comfort Letter. The Agents, the Forward Seller and the Forward Purchasers shall have received the Comfort Letter required to be delivered pursuant Section 7(s) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).

(k)            Chief Financial Officer’s Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(l)            Approval of Listing. The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)            No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(n)            Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agents, the Forward Sellers and the Forward Purchasers, as applicable, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(o)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(p)            Effectiveness of Master Forward Confirmations. In respect of any Placement Notice delivered in respect of any Forward, the applicable Master Forward Confirmation shall be in full force and effect.

(q)            Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Section 5, the last sentence of Section 6(b) and Sections 10, 11, 12, 14, 15, 17, 20, 21, 22 and 23 hereof, as well as the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Shares occurring prior to such termination, shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

SECTION 10. Indemnification.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Agents, the Forward Sellers and the Forward Purchasers, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), each of their respective selling agents and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, the Forward Sellers or the Forward Purchasers, as applicable) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)            Indemnification by the Agents, the Forward Sellers or the Forward Purchasers. Each of the Agents, the Forward Sellers or the Forward Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers expressly for use therein.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through a forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (i) such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (ii) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers on the other hand, from the offering of the Shares pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and of the Agents, the Forward Sellers and the Forward Purchasers on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company, (i) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company bear to the Aggregate Sales Price of the Issuance Shares or (ii) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agents, the total commissions received by the Agents bear to the aggregate public offering price of the Issuance Shares, (c) in the case of the Forward Sellers, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount and (d) in the case of the Forward Purchasers, the net Spread (as such term is defined in the Master Forward Confirmations and net of any related stock borrow costs or other commercially reasonable costs or expenses actually incurred in relation to its commercially reasonable hedge positions) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount.

The relative fault of the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Agents, the Forward Sellers and the Forward Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, none of the Agents, the Forward Sellers and the Forward Purchasers shall in any event be required to contribute any amount in excess of the amount by which, in the case of the Agents, the total price at which the Issuance Shares sold by such Agents, or, in the case of the Forward Sellers and the Forward Purchasers, as applicable, the total price of the Forward Hedge Shares sold by the Forward Seller, in each case pursuant to this Agreement, exceeds the amount of any damages which the Agents, the Forward Sellers or the Forward Purchasers have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agents’, the Forward Sellers’ or the Forward Purchasers’ Affiliates and selling agents shall have the same rights to contribution as the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.

For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Agreement are several and not joint.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers or any of their Affiliates or selling agents, any person controlling the Agents, the Forward Sellers or the Forward Purchasers or their respective officers or directors, or by or on behalf of the Company or any person controlling the Company, and shall survive delivery of the Shares to the Agent and shall survive delivery and acceptance of the Shares and payment therefor and the settlement of any Forward Contract or any termination of this Agreement or the Master Forward Confirmations and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmations.

SECTION 13. Termination of Agreement.

(a)            Termination; General. Subject to Section 13(f) hereof, each of the Agents, the Forward Sellers or the Forward Purchasers may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and the Subsidiaries of the Company, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent or the Forward Seller, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Shares has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE, the NYSE American or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion by written notice at any time after the date of this Agreement.

(c)            Termination by the Agents, the Forward Sellers or the Forward Purchasers. Subject to Section 13(f) hereof, each Agent, Forward Seller or Forward Purchaser, as applicable, shall have the right to terminate this Agreement with respect to itself in its sole discretion by written notice at any time after the date of this Agreement; provided, however, that this Agreement will remain in full force and effect with respect to the Agents, Forward Sellers and Forward Purchasers that have not so terminated the Agreement with respect to themselves.

(d)            Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Shares through the Agents or the Forward Sellers on the terms and subject to the conditions set forth herein with an Aggregate Sales Price equal to the Maximum Amount.

(e)            Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Shares occurring prior to such termination shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

(g)            Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, the last sentence of Section 6(b) and Sections 10, 11, 12, 14, 15, 17, 20, 21, 22 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents, the Forward Sellers and the Forward Purchasers shall be directed to: (a) Citizens JMP Securities, LLC, 1301 Avenue of the Americas, 2nd Floor, New York, New York 10019, Attn: Gianpaolo Arpaia, Telephone: 212-906-3533, Email: gianpaolo.arpaia@citizensbank.com; (b) KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers; Emails: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com; (c) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and Special Equities Desk (fax no: (212) 214-5918), and if to the Forward Purchasers, Wells Fargo Bank, National Association, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structuring Services Group (e-mail: corporatederivativenotifications@wellsfargo.com, fax: (212) 214-5918); (d) Huntington Securities, Inc., 41 South High Street, Columbus, Ohio 43215, Attention: Peter Dippolito / Equity Capital Markets; Emails: peter.dippolito@huntington.com, ecm_corpservicesexecution@huntington.com (fax: (877) 807-4721); (e) RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281; Attention: Equity Syndicate Department; by phone at (877) 822-4089; or by email at equityprospectus@rbccm.com, and if to the Forward Purchasers, Royal Bank of Canada, c/o RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, Attention: ECM, Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com; (f) BTIG, LLC at 65 East 55th Street, New York, New York 10022, Attn: Equity Capital Markets (email:BTIGUSATMTrading@btig.com) with a copy (which shall not constitute notice) to: 350 Bush Street, San Francisco, CA 94104, Attn: General Counsel and Chief Compliance Officer (emails: BTIGcompliance@btig.com and IBLegal@btig.com), and if to the Forward Sellers, Nomura Securities International, Inc. at 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions (email: atmexecution@nomura.com) with a copy (which shall not constitute notice) to: 309 West 49th Street, New York, NY 10019, Attention: Equities Legal (email: Dan.Rosenbaum@nomura.com) and to BTIG, LLC as agent of the Forward Seller, at the address provided for BTIG, LLC above, and if to the Forward Purchasers, Nomura Global Financial Products, Inc. at 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions (email: cedamericas@nomura.com) with a copy (which shall not constitute notice) to: 309 West 49th Street, New York, NY 10019, Attention: Equities Legal (email: nyequitieslegal@nomura.com) and to BTIG, LLC, at the Sales Agreement Notice Addresses for BTIG, LLC provided above; and (g) M&T Securities, Inc., 1 Light Street, 17th Floor, Baltimore, MD 21202, Attention: Rachel Jennings, (e-mail: MTSyndicate@mtb.com) and a copy to 277 Park Avenue, New York, New York 10172, Attention: Jonathan Spiegel (jspiegel1@mtb.com); in each case, with a copy to Paul Hastings LLP, 71 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, Attention: Kerry E. Johnson (e-mail: kerryjohnson@paulhastings.com). Notices to the Company shall be directed to LTC Properties, Inc., 3011 Townsgate Road, Suite 220, Westlake Village, California 91361, Attention: Wendy Simpson (fax: (805) 981-8663), with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Herbert F. Kozlov (fax: (212) 521-5450).

SECTION 15. Parties.

(a)            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers, the Company and its successors and the controlling persons and officers, directors, employees, Affiliates or selling agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers, the Company and their respective successors, and said controlling persons and officers, directors, employees, Affiliates or selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Agents or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents or the Forward Sellers, as applicable, and the Agents or the Forward Sellers, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or the Forward Seller, as applicable, or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            each Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, Forward Seller or the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents, the Forward Sellers or the Forward Purchasers have advised or is advising the Company on other matters, and none of the Agents, the Forward Sellers or the Forward Purchasers has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)            the public offering price of the Shares set forth in this Agreement was not established by the Agents, the Forward Sellers or the Forward Purchasers;

(c)            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)            none of the Agents, the Forward Sellers or the Forward Purchasers has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)            none of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person;

(f)            it is aware that the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents, the Forward Sellers and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(g)            the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may engage in trading in the Common Stock for their own account or for the account of any of their clients at the same time as sales of the Shares occur pursuant to this Agreement; and

(h)            it waives, to the fullest extent permitted by law, any claims it may have against the Agents, the Forward Sellers or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents, the Forward Sellers and the Forward Purchasers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or employees or creditors of the Company.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any of an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 23. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 26. Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

LTC Properties, Inc.

By:	/s/ Caroline L. Chikhale
Name:	Caroline L. Chikhale
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIZENS JMP SECURITIES, LLC, as Agent

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

CITIZENS JMP SECURITIES, LLC, as Forward Purchaser

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

CITIZENS JMP SECURITIES, LLC, as Forward Seller

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of Real Estate Investment Banking

[Signature Page to Equity Distribution Agreement]

KEYBANC CAPITAL MARKETS INC., as Agent

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC., as Forward Purchaser

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC., as Forward Seller

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

WELLS FARGO SECURITIES, LLC, as Agent

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

WELLS FARGO SECURITIES, LLC, as Forward Seller

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

HUNTINGTON SECURITIES, INC., as Agent

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

HUNTINGTON SECURITIES, INC., as Forward Purchaser

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

HUNTINGTON SECURITIES, INC., as Forward Seller

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

RBC CAPITAL MARKETS, LLC, as Agent

By:	/s/ Asad Kazim
Name:	Asad Kazim
Title:	Managing Director, and Group Head, U.S. Real Estate

ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Chris Amery
Name:	Chris Amery
Title:	Managing Director

RBC CAPITAL MARKETS, LLC, as Forward Seller

By:	/s/ Asad Kazim
Name:	Asad Kazim
Title:	Managing Director, and Group Head, U.S. Real Estate

[Signature Page to Equity Distribution Agreement]

BTIG, LLC, as Agent

By:	/s/ Anthony Wayne
Name:	Anthony Wayne
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name:	Jeffrey Petillo
Title:	Authorized Representative

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller (acting through BTIG, LLC as its agent)

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

M&T SECURITIES, INC., as Agent

By:	/s/ Rachel Jennings
Name:	Rachel Jennings
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

_______, 20

[Bank Name]
[Address]

Attention:	[●] [(facsimile number: [●])]

Email:	[●]

Reference is made to the Equity Distribution Agreement, dated as of August 6, 2026 (the “Equity Distribution Agreement”), among LTC Properties, Inc. (the “Company”), Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada and Nomura Global Financial Products, Inc. (each, in its capacity as purchaser under any Forward Contract, a “Forward Purchaser” or collectively, the “Forward Purchasers”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC and M&T Securities, Inc. (each, in its capacity as agent and/or principal in connection with the offering and sale of any Issuance Shares, an “Agent” or collectively, the “Agents”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) (each, in its capacity as agent for an affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, a “Forward Seller” or collectively, the “Forward Sellers”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the applicable Master Forward Confirmation]4 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:7

1 Insert for a Placement Notice that relates to an “Issuance.”

2 Insert for a Placement Notice that relates to a “Forward.”

3 Insert for a Placement Notice that relates to a “Forward.”

4 Insert for Placement Notice that relates to a “Forward.”

5 Insert for a Placement Notice that relates to an “Issuance.”

6 Insert for a Placement Notice that relates to a “Forward.”

7 Must be one to 20 consecutive Trading Days.

First Date of [Issuance]8 [Forward Hedge]9 Selling Period:

Maximum Number of Shares to be Sold:

[Issuance]10 [Forward Hedge]11 Amount: $

[Forward Hedge Selling Commission Rate:        %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: basis points

Maximum Stock Loan Rate:            basis points

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$	[ ]

For any calendar month ending after [December 31, 20[ ]]:	$	[ ]	[12]

[Term:             [Days][Months]]13:

Floor Price (Adjustable by Company during the [Issuance]14 [Forward Hedge]15 Selling Period, and in no event less than $[1.00] per share): $        per share

[There shall be no limitation on the number of Shares that may be sold on any one day, subject to the maximum number of Shares to be sold above.][No more than [ ] Shares may be sold on any one (1) day.][other sales parameters]

8 Insert for a Placement Notice that relates to an “Issuance.”

9 Insert for a Placement Notice that relates to a “Forward.”

10 Insert for a Placement Notice that relates to an “Issuance.”

11 Insert for a Placement Notice that relates to a “Forward.”

12 Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

13 Insert for a Placement Notice that relates to a “Forward.”

14 Insert for a Placement Notice that relates to an “Issuance.”

15 Insert for a Placement Notice that relates to a “Forward.”

Very truly yours,

LTC Properties, Inc.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[[●], as Agent]

By:
Name:
Title:

[[●], as Forward Seller]

By:
Name:
Title:

[[●], as Forward Purchaser]

By:
Name:
Title:

EXHIBIT B

AUTHORIZED COMPANY REPRESENTATIVES

Name	Email
Pamela Shelley-Kessler	Pam.Kessler@LTCreit.com
Caroline Chikhale	Cece.Chikhale@ltcreit.com

B-1

EXHIBIT C-1

FORM OF OPINION AND 10B-5 STATEMENT OF REED SMITH LLP
TO BE DELIVERED PURSUANT TO SECTION 7(O)

1.	(i) Based solely on the Foreign Qualification Certificates, each of the Company and Texas-LTC Limited Partnership is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction set forth opposite such entity’s name under the column heading “State(s) of Foreign Qualification” on Schedule A attached hereto, (ii) based solely on the Texas-LTC Good Standing Certificate, Texas-LTC Limited Partnership is in good standing in Texas, and (iii) based solely on the WISL Good Standing Certificate, WISL Investments, Inc. is in good standing in the State of Wisconsin.

2.	Based solely on the Delaware Good Standing Certificate, ML REI Holdings, Inc., formed under the laws of the State of Delaware is validly existing as a corporation, in good standing under the laws of the State of Delaware.

3.	The Registration Statement, on the date it initially became effective under the Securities Act and on the effective date, pursuant to Rule 430B under the Securities Act, of the part of Registration Statement relating to the Shares for purposes of the liability of the Agents under Section 11(d) of the Securities Act in connection with the sale of the Shares, the Prospectus, as of its date and as of the date hereof (in each case, excluding documents incorporated or deemed to be incorporated by reference and except for the financial statements, schedules or other financial and statistical data contained therein or excluded therefrom, as to which no opinion need be expressed), and any Issuer Free Writing Prospectuses, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

4.	Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Form 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder; it being understood that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, such documents.

5.	Assuming the due authorization, execution and delivery thereof by the Company and the Forward Purchasers, each of the Master Forward Confirmations constitutes a valid and binding agreement of the Company under New York law, enforceable against the Company under New York law in accordance with its terms.

6.	No approval, authorization, consent or order of or filing with any U.S. federal or New York State regulatory commission, board, court, body, authority or agency is required in connection with the issuance and sale of Shares by the Company pursuant to the EDA, the issuance of the Forward Settlement Shares by the Company pursuant to the Master Forward Confirmations (and related Supplemental Confirmations), and consummation by the Company of the transactions contemplated by the EDA and the Master Forward Confirmations, except such as have been obtained under the Securities Act and except such as may be required under (i) blue sky laws of any jurisdiction in connection with the offer and sale by the Company of the Shares in the manner contemplated in the Prospectus and the issuance of the Forward Settlement Shares in the manner contemplated by the Master Forward Confirmations (in each case as to which we express no opinion), (ii) the rules and regulations of FINRA (as to which we express no opinion) or (iii) the rules and regulations of the New York Stock Exchange (“NYSE”) (as to which we express no opinion, except as set forth in paragraph 10 below).

C-1-1

7.	The execution and delivery by the Company of the EDA and the Master Forward Confirmations, the issuance and sale of the Shares and the issuance of the Forward Settlement Shares do not, and the performance by the Company of its obligations under the EDA and the Master Forward Confirmations will not, result in any breach of or constitute a default under (i) any Reviewed Agreement, or (ii) any U.S. federal or New York State law, rule or regulation that, in our experience, are typically applicable to transactions of the nature contemplated by the EDA or the Master Forward Confirmations and is applicable to the Company, except, in the case of clause (ii), for such conflicts or defaults that would not materially and adversely affect the Company; provided that we do not express any opinion in this paragraph as to compliance with the antifraud provisions of federal and state securities laws.

8.	The Company is not, and after giving effect to the issuance of the Shares and the Forward Settlement Shares and the application of the proceeds as described in the Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act.

9.	The Registration Statement became effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, no stop order suspending the effectiveness of the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto, has been issued, nor has any proceeding for the purpose been instituted or threatened by the Commission.

10.	The Shares and the Forward Settlement Shares have been authorized for listing by the NYSE, subject only to official notice of issuance.

We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the EDA and the Master Forward Confirmations. We note that we have not conducted a docket search in any jurisdiction with respect to lawsuits that may be pending against the Company.

Such counsel shall state that, in the course of acting as special U.S. counsel to the Company, counsel has reviewed the Registration Statement and participated in the preparation of the Registration Statement and the Prospectus and in discussions with officers, directors, employees and other representatives of the Company, representatives of the independent public accountants for the Company, the Agents, the Forward Sellers and the Forward Purchasers and their respective representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel has reviewed certain corporate, limited liability company and partnership records, documents and proceedings. On the basis of the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, as of the time it is deemed to have become effective under Section 11(d) of the Securities Act and Rule 430B thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements and related notes and schedules and other financial and statistical data derived from such financial statements, related notes or schedules included in, or omitted from, the Registration Statement or the Prospectus.

C-1-2

EXHIBIT C-2

FORM OF MARYLAND OPINION OF Ballard Spahr LLP TO BE DELIVERED PURSUANT TO SECTION 7(P)

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Company has the corporate power and authority to own or lease its properties, to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement and the Master Forward Confirmations.

3.	The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus in the third paragraph under the caption “General Description of the Offered Securities”. The authorized Common Stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the headings “General Description of the Offered Securities” and “Description of Our Common Stock”.

4.	The sale and issuance of the Issuance Shares have been duly authorized by all necessary corporate action on the part of the Company, and when the Issuance Shares are issued and delivered pursuant to the Directors’ Resolutions against payment therefor, as contemplated by the Directors’ Resolutions and the Equity Distribution Agreement, such Issuance Shares will be validly issued, fully paid and non-assessable. The issuance of the Forward Settlement Shares has been generally authorized by all necessary corporate action on the part of the Company and when, and to the extent the applicable Supplemental Confirmation has been duly authorized, executed and delivered and Forward Settlement Shares are issued and delivered pursuant to the Directors’ Resolutions and the due authorization by the Board or the Pricing Committee by the adoption of Subsequent Resolutions, against payment therefor (or net share settlement thereof), as contemplated by the Directors’ Resolutions, the applicable Subsequent Resolutions and the Master Forward Confirmations (and related Supplemental Confirmations), such Forward Settlement Shares will be duly authorized, validly issued, fully paid and non-assessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Forward Settlement Shares arising under the MGCL or the Charter or Bylaws of the Company.

[Opinion to be delivered after Board authorization of the sale of any Forward Hedge Shares and issuance of Forward Settlement Shares, and prior to the delivery of any Placement Notice related to a Forward: The sale and issuance of the Issuance Shares have been duly authorized by all necessary corporate action, and when the Issuance Shares are issued and delivered pursuant to the Directors’ Resolutions, against payment therefor, as contemplated by the Directors’ Resolutions and the Equity Distribution Agreement, such Issuance Shares will be validly issued, fully paid and non-assessable. The issuance of the Forward Settlement Shares has been duly authorized by all necessary corporate action on the part of the Company, and when, and to the extent the applicable Supplemental Confirmation has been duly executed and delivered and Forward Settlement Shares are issued and delivered pursuant to the Directors’ Resolutions, against payment therefor (or net share settlement thereof), as contemplated by the Directors’ Resolutions and the Master Forward Confirmations (and related Supplemental Confirmations), such Forward Settlement Shares will be validly issued, fully paid and non-assessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Forward Settlement Shares arising under the Maryland General Corporation Law or the Charter or Bylaws of the Company.]

5.	The Specimen Stock Certificate used to evidence the Shares and the Forward Settlement Shares complies with the applicable requirements of the MGCL and with any applicable requirements of the Charter and Bylaws of the Company.

C-2-1

6.	The execution and delivery of the Equity Distribution Agreement and each Master Forward Confirmation has been duly authorized by all necessary corporate action on the part of the Company under its Charter and Bylaws and the MGCL. The Equity Distribution Agreement and each Master Forward Confirmation has been duly executed and delivered by the Company.

7.	The statements included in (a) the Registration Statement and the Prospectus under the captions “General Description of the Offered Securities”, “Description of Our Common Stock”, and “Certain Provisions of Maryland Law and of Our Charter and Bylaws”, and (b) Item 15 “Indemnification of Officers and Directors” in Part II of the Registration Statement, insofar as such statements summarize matters of Maryland law or the Charter or Bylaws of the Company, are true and correct in all material respects.

8.	No approval, authorization, consent or order of or filing with any governmental authority of the State of Maryland pursuant to any law of the State of Maryland is required in connection with the issuance and sale of the Issuance Shares by the Company pursuant to the Equity Distribution Agreement, the issuance of the Forward Settlement Shares by the Company pursuant to the Master Forward Confirmations (and related Supplemental Confirmations) and consummation by the Company of the transactions contemplated by the Equity Distribution Agreement and the Master Forward Confirmations, other than such as have been obtained or made, as the case may be.

9.	The execution, delivery and performance by the Company of the Equity Distribution Agreement and the Master Forward Confirmations, the issuance, sale and delivery of the Issuance Shares and the issuance of the Forward Settlement Shares do not and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under): (i) the Charter or Bylaws of the Company, (ii) any laws, rules or regulations of the State of Maryland, or (iii) to our knowledge, any decree, judgment or order of any court or governmental authority of the State of Maryland applicable by name to the Company.

C-2-2

EXHIBIT C-3

FORM OF TAX OPINION OF reed smith LLP TO BE DELIVERED PURSUANT TO SECTION 7(Q)

(1)	The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2011 through December 31, 2025, and the Company’s current and proposed method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter.

(2)	The descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material Federal Income Tax Considerations” are correct in all material respects.

C-3-1

EXHIBIT D

OFFICERS’ CERTIFICATE

[●], 20[●]

Pursuant to Section 7(n) of the Equity Distribution Agreement, dated as of August 6, 2026 (the “Agreement”), by and between LTC Properties, Inc., a Maryland corporation (the “Company”), and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada, and Nomura Global Financial Products, Inc. (as the Forward Purchasers) and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Nomura Securities International, Inc. and M&T Securities, Inc. (as the Agents and/or Forward Sellers, as applicable), the undersigned, Pamela J. Shelley-Kessler, Co-President and Co-Chief Executive Officer and Caroline Chikhale, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company, do hereby certify that they have been duly elected, qualified and are acting in such capacity and that, as such, they are familiar with the facts herein certified and are duly authorized to certify the same, and hereby further certify, in their capacities as officers of the Company for and on behalf of the Company:

1.            The representations and warranties of the Company in the Agreement and each of the Master Forward Confirmations, dated as of August 6, 2026, by and among the Company and each Forward Purchaser (the “Master Forward Confirmations”), are true and correct on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to the Agreement and the Master Forward Confirmations at or prior to the date hereof (other than those conditions waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable).

3.            The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement or the Prospectus has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened.

4.            Since the respective dates of which information is given in the Registration Statement and the Prospectus, there has been no material adverse effect on the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

5.            We have carefully examined the Registration Statement and the Prospectus and, in our opinion (a) as of each Applicable Time, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since each Applicable Time no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement and the Prospectus.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[Signatures on following page]

D-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first written above.

LTC PROPERTIES, INC.

By:
Name:	Pamela J. Shelley-Kessler
Title:	Co-President and Co-Chief Executive Officer

By:
Name:	Caroline Chikhale
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

D-2

EXHIBIT E

SIGNIFICANT SUBSIDIARIES

ML REI Holdings, Inc.
Texas-LTC Limited Partnership
WISL Investments, Inc.

E-1